Exhibit 99.1

MGM RESORTS INTERNATIONAL REPORTS SECOND QUARTER FINANCIAL RESULTS

Wholly Owned Domestic Resorts Net Revenue Increased 4% & Adjusted Property EBITDA Increased 11%

Announced A Comprehensive Profit Growth Plan Expected To

Increase Adjusted EBITDA By $300 Million Annually

Las Vegas, Nevada, August 4, 2015 — MGM Resorts International (NYSE: MGM) today reported financial results for the quarter ended June 30, 2015.

“We are continuing to drive increased profits at MGM Resorts with second quarter wholly owned Adjusted Property EBITDA up 11% driven by growth at our Las Vegas and regional resorts. These resorts are continuing to gain operating momentum while we continue to make significant progress on our development pipeline in Cotai, Maryland, and Massachusetts,” said Jim Murren, Chairman & CEO of MGM Resorts International. “We are focused on positioning the Company for future growth, and are pleased to announce the implementation of our Profit Growth Plan to further enhance our business practices and profitability.”

Key results for the second quarter of 2015 include the following:

•	Net revenue at the Company’s wholly owned domestic resorts was $1.7 billion, an increase of 4% compared to the prior year quarter;
•	Rooms revenue at wholly owned domestic resorts increased 6% with a 6% increase in REVPAR(1) at the Company’s Las Vegas Strip resorts compared to the prior year quarter;
•	The Company’s wholly owned domestic resorts earned Adjusted Property EBITDA(2) of $458 million, an 11% increase compared to the prior year quarter;
•	Adjusted Property EBITDA margin for wholly owned domestic resorts increased 158 basis points to 26.9% in the current year quarter;
•	MGM China’s net revenue was $557 million and Adjusted EBITDA was $132 million, decreases of 33% and 37%, respectively, compared to the prior year quarter; and
•	CityCenter’s Adjusted EBITDA related to resort operations was $84 million, a 4% increase compared to the prior year quarter.

Second Quarter Consolidated Results

Diluted earnings per share for the second quarter of 2015 was $0.17 compared to diluted earnings per share of $0.22 in the prior year quarter.

The following table lists certain items that affect the comparability of the current and prior year quarterly results (approximate EPS impact shown, net of tax, per share; negative amounts represent charges to income):

Three months ended June 30,	2015	2014
Preopening and start-up expenses	$(0.02)	$(0.01)
Property transactions, net:
Investment in Grand Victoria impairment	—	(0.04)
Other property transactions, net	—	(0.01)
IRS audit settlement	—	0.06

The prior year second quarter results were affected by a non-cash impairment charge of $29 million related to the Company’s joint venture investment in Grand Victoria. Additionally, the prior year second quarter income tax provision was affected by a $31 million benefit resulting from the settlement of the Company’s 2005-2009 IRS audits during the quarter.

Wholly Owned Domestic Resorts

Casino revenue related to wholly owned domestic resorts increased 5% compared to the prior year quarter due to a 4% increase in table games volume and a 7% increase in slots volume. Table games hold percentage in the second quarter of 2015 was 21.4% compared to 21.3% in the prior year quarter.

Rooms revenue increased 6% compared to the prior year quarter with Las Vegas Strip REVPAR up 6%. The following table shows key hotel statistics for the Company’s Las Vegas Strip resorts:

Three months ended June 30,	2015	2014
Occupancy %	96%	96%
Average Daily Rate (ADR)	$150	$141
Revenue per Available Room (REVPAR)	$144	$135

Food and beverage revenue grew 3% as a result of increased catering business related to a higher convention room mix in the quarter, the opening of several new outlets and closed circuit viewing parties for the Mayweather vs. Pacquiao fight. Entertainment revenue decreased 3% due to a decrease in the number of in-house shows compared to the prior year quarter. Operating income for the Company’s wholly owned domestic resorts increased 15% to $338 million compared to $294 million in the prior year quarter.

Profit Growth Plan

The Company has announced the Profit Growth Plan today for sustained growth and margin enhancement. The Profit Growth Plan’s initiatives are focused on the following:

•	Improve business process – continue to optimize MGM’s scale for greater efficiency and lower cost throughout our business; and
•	Drive revenue generation – identify areas of opportunity to organically drive incremental revenue growth.

The Profit Growth Plan includes a significant number of opportunities to enhance our business operations. The plan is expected to result in $300 million of annualized Adjusted EBITDA benefit. The Profit Growth Plan commenced in July 2015 and it is expected to begin to show results as early as the second half of 2015 and be fully realized by the end of 2017.

“The Profit Growth Plan represents a further advancement in how we conduct business at MGM Resorts, with greater focus on streamlining business process, leveraging our size and scale to reduce costs and drive market share, and innovations in customer service. This plan will redefine the way we operate in critical areas and position MGM Resorts for future growth, for the benefit of our Company as a whole and our shareholders,” said Mr. Murren.

MGM China

On August 4, 2015, MGM China’s Board of Directors announced an interim dividend of $77 million, which will be paid to shareholders of record as of August 24, 2015 and distributed on or about August 31, 2015. MGM Resorts International will receive $39 million, representing its 51% share of the dividend.

Key second quarter results for MGM China include the following:

•	MGM China earned net revenue of $557 million, a 33% decrease compared to the prior year quarter;
•	Main floor table games revenue decreased 23% compared to the prior year quarter;
•

VIP table games revenue decreased 43% due to a decrease in VIP table games turnover of 54% compared to the prior year quarter, while hold percentage increased to 3.2% in the current year quarter compared to 2.7% in the prior year quarter;

•

MGM China’s Adjusted EBITDA was $132 million, a decrease of 37% compared to the prior year quarter, including $10 million of license fee expense in the current year quarter compared to $14 million in the prior year quarter;

•	Adjusted EBITDA margin declined 168 basis points to 23.7% in the current year quarter; and
•	Operating income was $58 million compared to $134 million in the prior year quarter.

MGM China paid a $120 million final dividend in June 2015, of which $61 million was distributed to MGM Resorts and $59 million was distributed to noncontrolling interests.

Income from Unconsolidated Affiliates

The following table summarizes information related to the Company’s share of income from unconsolidated affiliates:

Three months ended June 30,	2015	2014
	(In thousands)
CityCenter	$21,515	$(1,055)
Borgata	15,767	14,477
Other	5,618	6,923

	$42,900	$20,345

Results for CityCenter for the second quarter of 2015 include the following (see schedules accompanying this release for further detail on CityCenter’s second quarter results):

•	Net revenue from resort operations increased by 3% to $312 million compared to $304 million in the prior year quarter;
•	Adjusted EBITDA from resort operations was $84 million, an increase of 4% compared to the prior year quarter;
•	Aria’s table games hold percentage was 21.5% compared to 23.4% in the prior year quarter;
•	Slots revenue at Aria decreased 4% compared to the prior year quarter;
•	Aria’s REVPAR was a record $222, an 8% increase compared to the prior year quarter;
•	Vdara reported record second quarter Adjusted EBITDA of $8 million, a 10% increase compared to the prior year quarter, led by record REVPAR of $179; and
•	Crystals reported Adjusted EBITDA of $12 million, an increase of 5% from the prior year quarter.

CityCenter’s operating income of $22 million in the current year quarter represents a $47 million increase from the prior year quarter, benefiting from a decrease in depreciation expense of $24 million. In addition, property transactions, net was $1 million compared to $16 million in the prior year quarter.

Financial Position

“We continue to focus on improving MGM Resorts’ balance sheet, having reduced total debt by $2.3 billion since the beginning of the year, including the repayment of the $875 million senior notes that matured in July,” said Dan D’Arrigo, Executive Vice President, CFO and Treasurer of MGM Resorts International. “During the second quarter, MGM China strengthened its financial flexibility by increasing its senior credit facility from $2 billion to $3 billion. This facility, along with MGM China’s free cash flow, has allowed it to continue to invest in its existing operations as well as future growth opportunities, while at the same time returning value to its shareholders.”

The Company’s cash and cash equivalents and cash deposits at June 30, 2015 was $2.5 billion, which included $522 million at MGM China. At June 30, 2015, the Company had $2.7 billion of borrowings outstanding under its $3.9 billion senior secured credit facility and $1.2 billion outstanding under the $3.0 billion MGM China credit facility. On April 15, 2015, 99.97% of the Company’s $1.45 billion 4.25% convertible senior notes were converted into approximately 72 million shares of the Company’s common stock, net of shares received upon settlement of the capped call transactions entered into in connection with the issuance of such notes. In June 2015, MGM China amended and restated its senior credit facility which increased its total capacity to $3.0 billion and extended the term for an eighteen month period ending in April 2019.

Conference Call Details

MGM Resorts International will host a conference call at 11:00 a.m. Eastern Time today which will include a brief discussion of these results followed by a question and answer period. The call will be accessible via the Internet through www.mgmresorts.com under the Investors section or by calling 1-888-317-6003 for domestic callers and 1-412-317-6061 for international callers. The conference call access code is 0575269. A replay of the call will be available through Tuesday, August 11, 2015. The replay may be accessed by dialing 1-877-344-7529 or 1-412-317-0088. The replay access code is 10069000. The call will be archived at www.mgmresorts.com.

1            REVPAR is hotel revenue per available room.

2            “Adjusted EBITDA” is earnings before interest and other non-operating income (expense), taxes, depreciation and amortization, preopening and start-up expenses and property transactions, net. “Adjusted Property EBITDA” is Adjusted EBITDA before corporate expense and stock compensation expense related to the MGM Resorts stock option plan, which is not allocated to each property. MGM China recognizes stock compensation expense related to its stock compensation plan which is included in the calculation of Adjusted EBITDA for MGM China. Adjusted EBITDA and Adjusted Property EBITDA information is presented solely as a supplemental disclosure to reported GAAP measures because management believes these measures are 1) widely used measures of operating performance in the gaming industry, and 2) a principal basis for valuation of gaming companies.

Management believes that while items excluded from Adjusted EBITDA and Adjusted Property EBITDA may be recurring in nature and should not be disregarded in evaluation of the Company’s earnings performance, it is useful to exclude such items when analyzing current results and trends compared to other periods because these items can vary significantly depending on specific underlying transactions or events that may not be comparable between the periods being presented. Also, management believes excluded items may not relate specifically to current operating trends or be indicative of future results. For example, preopening and start-up expenses will be significantly different in periods when the Company is developing and constructing a major expansion project and will depend on where the current period lies within the development cycle, as well as the size and scope of the project(s). Property transactions, net includes normal recurring disposals, gains and losses on sales of assets related to specific assets within the Company’s resorts, but also includes gains or losses on sales of an entire operating resort or a group of resorts and impairment charges on entire asset groups or investments in unconsolidated affiliates, which may not be comparable period over period.

In addition, capital allocation, tax planning, financing and stock compensation awards are all managed at the corporate level. Therefore, management uses Adjusted Property EBITDA as the primary measure of the Company’s operating resorts’ performance.

Reconciliations of GAAP net income (loss) to Adjusted EBITDA and GAAP operating income (loss) to Adjusted Property EBITDA are included in the financial schedules in this release.

*     *     *

About MGM Resorts International

MGM Resorts International (NYSE: MGM) is one of the world’s leading global hospitality companies, operating a portfolio of destination resort brands including Bellagio, MGM Grand, Mandalay Bay and The Mirage. The Company is in the process of developing MGM National Harbor in Maryland and MGM Springfield in Massachusetts. The Company also owns 51 percent of MGM China Holdings Limited, which owns the MGM Macau resort and casino and is developing a gaming resort in Cotai, and 50 percent of CityCenter in Las Vegas, which features ARIA Resort & Casino. For more information about MGM Resorts International, visit the Company’s website at www.mgmresorts.com.

Statements in this release that are not historical facts are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and/or uncertainties, including those described in the Company’s public filings with the Securities and Exchange Commission. The Company has based forward-looking statements on management’s current expectations and assumptions and not on historical facts. Examples of these statements include, but are not limited to, the Company’s ability to generate future cash flow growth and to execute on future development and other projects, such as the Profit Growth Plan, the expected results of the Profit Growth Plan and dividends the Company will receive from MGM China. These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include effects of economic conditions and market conditions in the markets in which the Company operates and competition with other destination travel locations throughout the United States and the world, the design, timing and costs of expansion projects, risks relating to international operations, permits, licenses, financings, approvals and other contingencies in connection with growth in new or existing jurisdictions and additional risks and uncertainties described in the Company’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports). In providing forward-looking statements, the Company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law. If the Company updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those other forward-looking statements.

MGM RESORTS CONTACTS:
Investment Community	News Media
CATHERINE PARK	CLARK DUMONT
Director of Investor Relations	Senior Vice President of Corporate Communications
(702) 693-8711	(702) 692-6888 or cdumont@mgmresorts.com

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Revenues:
Casino	$1,235,976	$1,475,165	$2,514,478	$3,058,597
Rooms	490,498	463,151	949,923	915,537
Food and beverage	423,183	412,723	807,284	796,115
Entertainment	134,972	138,735	260,940	272,512
Retail	55,482	50,811	100,519	95,427
Other	137,819	134,068	264,369	259,495
Reimbursed costs	103,548	95,745	204,608	190,720

	2,581,478	2,770,398	5,102,121	5,588,403
Less: Promotional allowances	(196,343)	(189,365)	(384,742)	(376,972)

	2,385,135	2,581,033	4,717,379	5,211,431

Expenses:
Casino	738,427	916,817	1,521,235	1,907,651
Rooms	142,065	142,413	283,378	276,651
Food and beverage	243,127	241,124	464,648	461,182
Entertainment	104,397	104,761	201,396	203,698
Retail	28,398	26,055	52,494	49,531
Other	95,835	92,077	180,158	179,654
Reimbursed costs	103,548	95,745	204,608	190,720
General and administrative	333,708	327,484	661,881	646,730
Corporate expense	59,602	54,439	109,958	107,790
Preopening and start-up expenses	17,889	9,759	33,760	15,395
Property transactions, net	3,953	33,170	5,542	33,728
Depreciation and amortization	208,565	203,070	414,977	410,725

	2,079,514	2,246,914	4,134,035	4,483,455

Income from unconsolidated affiliates	42,900	20,345	160,281	42,960

Operating income	348,521	354,464	743,625	770,936

Non-operating income (expense):
Interest expense, net of amounts capitalized	(203,245)	(203,936)	(419,507)	(413,323)
Non-operating items from unconsolidated affiliates	(17,766)	(23,996)	(36,777)	(46,211)
Other, net	(4,815)	(309)	(8,305)	(1,743)

	(225,826)	(228,241)	(464,589)	(461,277)

Income before income taxes	122,695	126,223	279,036	309,659
Benefit for income taxes	3,772	51,945	60,077	54,609

Net income	126,467	178,168	339,113	364,268
Less: Net income attributable to noncontrolling interests	(29,008)	(68,160)	(71,804)	(151,608)

Net income attributable to MGM Resorts International	$97,459	$110,008	$267,309	$212,660

Per share of common stock:
Basic:
Net income attributable to MGM Resorts International	$0.18	$0.22	$0.51	$0.43

Weighted average shares outstanding	551,358	490,786	521,556	490,692

Diluted:
Net income attributable to MGM Resorts International	$0.17	$0.22	$0.50	$0.42

Weighted average shares outstanding	570,114	513,371	572,699	513,287

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	June 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$2,342,340	$1,713,715
Cash deposits - original maturities longer than 90 days	200,205	570,000
Accounts receivable, net	467,960	473,345
Inventories	106,914	104,011
Income tax receivable	12,947	14,675
Prepaid expenses and other	136,656	151,414

Total current assets	3,267,022	3,027,160

Property and equipment, net	14,791,558	14,441,542

Other assets:
Investments in and advances to unconsolidated affiliates	1,491,052	1,559,034
Goodwill	2,898,383	2,897,110
Other intangible assets, net	4,256,409	4,364,856
Other long-term assets, net	445,163	412,809

Total other assets	9,091,007	9,233,809

	$27,149,587	$26,702,511

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$174,246	$164,252
Construction payable	203,354	170,439
Current portion of long-term debt	875,029	1,245,320
Deferred income taxes, net	83,310	62,142
Accrued interest on long-term debt	192,357	191,155
Other accrued liabilities	1,262,499	1,574,617

Total current liabilities	2,790,795	3,407,925

Deferred income taxes, net	2,525,636	2,621,860
Long-term debt	12,495,209	12,913,882
Other long-term obligations	156,117	130,570
Redeemable noncontrolling interest	5,000	—
Stockholders' equity:
Common stock, $.01 par value: authorized 1,000,000,000 shares, issued and outstanding 563,089,775 and 491,292,117 shares	5,631	4,913
Capital in excess of par value	5,649,288	4,180,922
Retained earnings (accumulated deficit)	159,400	(107,909)
Accumulated other comprehensive income	13,891	12,991

Total MGM Resorts International stockholders' equity	5,828,210	4,090,917
Noncontrolling interests	3,348,620	3,537,357

Total stockholders' equity	9,176,830	7,628,274

	$27,149,587	$26,702,511

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

SUPPLEMENTAL DATA - NET REVENUES

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Bellagio	$318,925	$332,213	$620,861	$652,069
MGM Grand Las Vegas	303,780	271,675	568,606	533,339
Mandalay Bay	242,002	233,506	468,937	452,890
The Mirage	157,000	146,670	299,505	294,918
Luxor	95,762	91,067	182,717	174,760
New York-New York	78,199	71,865	154,083	144,833
Excalibur	75,404	72,125	142,665	139,698
Monte Carlo	75,145	72,332	147,012	140,943
Circus Circus Las Vegas	63,470	53,942	114,854	102,667
MGM Grand Detroit	141,029	136,350	274,344	269,498
Beau Rivage	94,455	87,588	181,395	170,014
Gold Strike Tunica	39,886	39,500	79,721	76,419
Other resort operations	20,423	30,437	48,675	57,456

Wholly owned domestic resorts	1,705,480	1,639,270	3,283,375	3,209,504

MGM China	556,859	827,928	1,186,946	1,769,376
Management and other operations	122,796	113,835	247,058	232,551

	$2,385,135	$2,581,033	$4,717,379	$5,211,431

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

SUPPLEMENTAL DATA - ADJUSTED PROPERTY EBITDA

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Bellagio	$103,803	$115,619	$192,970	$220,768
MGM Grand Las Vegas	72,650	54,371	137,856	116,604
Mandalay Bay	60,796	53,003	114,784	109,003
The Mirage	38,099	28,910	68,619	64,329
Luxor	23,328	21,322	40,627	39,300
New York-New York	27,616	24,478	52,209	50,105
Excalibur	21,783	20,706	38,325	39,596
Monte Carlo	22,310	19,999	42,366	39,894
Circus Circus Las Vegas	11,358	7,213	19,191	12,522
MGM Grand Detroit	42,739	39,653	76,351	73,019
Beau Rivage	21,715	18,489	40,105	33,130
Gold Strike Tunica	11,034	10,185	22,584	19,752
Other resort operations	832	450	1,955	(778)

Wholly owned domestic resorts	458,063	414,398	847,942	817,244

MGM China	132,217	210,488	280,673	451,213
Unconsolidated resorts(1)	42,900	20,345	160,281	42,960
Management and other operations	7,895	12,102	24,212	31,954

	$641,075	$657,333	$1,313,108	$1,343,371

(1)	Represents the Company's share of operating income (loss), adjusted for the effect of certain basis differences.

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDA AND ADJUSTED EBITDA

(In thousands)

(Unaudited)

Three Months Ended June 30, 2015

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Bellagio	$81,114	$—	$(13)	$22,702	$103,803
MGM Grand Las Vegas	53,890	—	92	18,668	72,650
Mandalay Bay	39,563	—	897	20,336	60,796
The Mirage	25,706	(4)	1,301	11,096	38,099
Luxor	13,741	—	2	9,585	23,328
New York-New York	22,237	232	—	5,147	27,616
Excalibur	17,999	—	101	3,683	21,783
Monte Carlo	15,630	1	12	6,667	22,310
Circus Circus Las Vegas	7,276	50	—	4,032	11,358
MGM Grand Detroit	36,806	—	—	5,933	42,739
Beau Rivage	15,197	—	—	6,518	21,715
Gold Strike Tunica	8,041	—	9	2,984	11,034
Other resort operations	611	—	—	221	832

Wholly owned domestic resorts	337,811	279	2,401	117,572	458,063

MGM China	57,606	3,770	497	70,344	132,217
Unconsolidated resorts	42,130	770	—	—	42,900
Management and other operations	4,749	277	956	1,913	7,895

	442,296	5,096	3,854	189,829	641,075

Stock compensation	(7,315)	—	—	—	(7,315)
Corporate	(86,460)	12,793	99	18,736	(54,832)

	$348,521	$17,889	$3,953	$208,565	$578,928

Three Months Ended June 30, 2014

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Bellagio	$94,027	$—	$594	$20,998	$115,619
MGM Grand Las Vegas	34,429	—	207	19,735	54,371
Mandalay Bay	33,524	331	241	18,907	53,003
The Mirage	14,362	22	1,801	12,725	28,910
Luxor	11,734	(3)	1	9,590	21,322
New York-New York	19,755	47	98	4,578	24,478
Excalibur	16,605	—	332	3,769	20,706
Monte Carlo	14,091	464	154	5,290	19,999
Circus Circus Las Vegas	3,308	36	3	3,866	7,213
MGM Grand Detroit	33,804	—	78	5,771	39,653
Beau Rivage	11,476	—	559	6,454	18,489
Gold Strike Tunica	6,651	—	265	3,269	10,185
Other resort operations	(86)	—	(8)	544	450

Wholly owned domestic resorts	293,680	897	4,325	115,496	414,398

MGM China	134,112	2,917	48	73,411	210,488
Unconsolidated resorts	20,244	101	—	—	20,345
Management and other operations	10,054	—	1	2,047	12,102

	458,090	3,915	4,374	190,954	657,333

Stock compensation	(6,393)	—	—	—	(6,393)
Corporate	(97,233)	5,844	28,796	12,116	(50,477)

	$354,464	$9,759	$33,170	$203,070	$600,463

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDA AND ADJUSTED EBITDA

(In thousands)

(Unaudited)

Six Months Ended June 30, 2015

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Bellagio	$147,451	$—	$184	$45,335	$192,970
MGM Grand Las Vegas	100,616	—	82	37,158	137,856
Mandalay Bay	74,884	—	1,156	38,744	114,784
The Mirage	43,580	50	1,300	23,689	68,619
Luxor	21,503	(1)	52	19,073	40,627
New York-New York	41,909	(75)	264	10,111	52,209
Excalibur	30,908	—	82	7,335	38,325
Monte Carlo	29,944	1	529	11,892	42,366
Circus Circus Las Vegas	11,078	281	—	7,832	19,191
MGM Grand Detroit	64,545	—	—	11,806	76,351
Beau Rivage	27,056	—	—	13,049	40,105
Gold Strike Tunica	16,663	—	9	5,912	22,584
Other resort operations	1,504	—	—	451	1,955

Wholly owned domestic resorts	611,641	256	3,658	232,387	847,942

MGM China	129,972	6,841	829	143,031	280,673
Unconsolidated resorts	158,838	1,443	—	—	160,281
Management and other operations	18,863	544	956	3,849	24,212

	919,314	9,084	5,443	379,267	1,313,108

Stock compensation	(14,894)	—	—	—	(14,894)
Corporate	(160,795)	24,676	99	35,710	(100,310)

	$743,625	$33,760	$5,542	$414,977	$1,197,904

Six Months Ended June 30, 2014

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Bellagio	$175,878	$—	$573	$44,317	$220,768
MGM Grand Las Vegas	75,361	197	199	40,847	116,604
Mandalay Bay	67,935	1,133	239	39,696	109,003
The Mirage	36,954	22	1,948	25,405	64,329
Luxor	20,541	—	—	18,759	39,300
New York-New York	40,642	102	342	9,019	50,105
Excalibur	32,060	—	331	7,205	39,596
Monte Carlo	28,105	1,379	157	10,253	39,894
Circus Circus Las Vegas	4,845	36	(8)	7,649	12,522
MGM Grand Detroit	61,458	—	78	11,483	73,019
Beau Rivage	19,642	—	559	12,929	33,130
Gold Strike Tunica	13,016	—	265	6,471	19,752
Other resort operations	(1,855)	—	(8)	1,085	(778)

Wholly owned domestic resorts	574,582	2,869	4,675	235,118	817,244

MGM China	298,701	5,325	(56)	147,243	451,213
Unconsolidated resorts	42,840	120	—	—	42,960
Management and other operations	27,015	—	1	4,938	31,954

	943,138	8,314	4,620	387,299	1,343,371

Stock compensation	(13,092)	—	—	—	(13,092)
Corporate	(159,110)	7,081	29,108	23,426	(99,495)

	$770,936	$15,395	$33,728	$410,725	$1,230,784

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

RECONCILIATION OF ADJUSTED EBITDA TO NET INCOME ATTRIBUTABLE TO MGM RESORTS INTERNATIONAL

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Adjusted EBITDA	$578,928	$600,463	$1,197,904	$1,230,784
Preopening and start-up expenses	(17,889)	(9,759)	(33,760)	(15,395)
Property transactions, net	(3,953)	(33,170)	(5,542)	(33,728)
Depreciation and amortization	(208,565)	(203,070)	(414,977)	(410,725)

Operating income	348,521	354,464	743,625	770,936

Non-operating income (expense):
Interest expense, net of amounts capitalized	(203,245)	(203,936)	(419,507)	(413,323)
Other, net	(22,581)	(24,305)	(45,082)	(47,954)

	(225,826)	(228,241)	(464,589)	(461,277)

Income before income taxes	122,695	126,223	279,036	309,659
Benefit for income taxes	3,772	51,945	60,077	54,609

Net income	126,467	178,168	339,113	364,268
Less: Net income attributable to noncontrolling interests	(29,008)	(68,160)	(71,804)	(151,608)

Net income attributable to MGM Resorts International	$97,459	$110,008	$267,309	$212,660

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

SUPPLEMENTAL DATA - HOTEL STATISTICS - LAS VEGAS STRIP

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Bellagio
Occupancy%	96.9%	95.8%	92.6%	94.0%
Average daily rate (ADR)	$264	$259	$266	$261
Revenue per available room (REVPAR)	$256	$248	$246	$245

MGM Grand Las Vegas
Occupancy%	97.4%	98.1%	94.7%	96.7%
ADR	$167	$150	$169	$155
REVPAR	$163	$147	$160	$150

Mandalay Bay
Occupancy%	93.1%	94.9%	91.7%	93.6%
ADR	$208	$200	$209	$201
REVPAR	$193	$190	$191	$188

The Mirage
Occupancy%	96.5%	96.9%	93.3%	95.8%
ADR	$169	$162	$171	$166
REVPAR	$163	$157	$159	$159

Luxor
Occupancy%	96.1%	97.2%	94.2%	95.3%
ADR	$107	$97	$106	$99
REVPAR	$103	$94	$100	$94

New York-New York
Occupancy%	99.5%	99.2%	98.6%	98.6%
ADR	$128	$123	$131	$125
REVPAR	$127	$122	$129	$123

Excalibur
Occupancy%	97.4%	98.0%	93.7%	94.6%
ADR	$87	$80	$86	$81
REVPAR	$85	$79	$81	$77

Monte Carlo
Occupancy%	98.6%	99.3%	96.9%	97.7%
ADR	$119	$114	$120	$115
REVPAR	$118	$113	$117	$112

Circus Circus Las Vegas
Occupancy%	90.2%	84.4%	83.5%	79.6%
ADR	$69	$60	$69	$61
REVPAR	$62	$50	$57	$49

CITYCENTER HOLDINGS, LLC

SUPPLEMENTAL DATA - NET REVENUES

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Aria	$249,777	$245,144	$488,632	$498,833
Vdara	28,880	26,867	56,722	53,117
Crystals	17,510	16,649	34,867	33,401
Mandarin Oriental	15,598	15,411	31,609	31,852

Resort operations	311,765	304,071	611,830	617,203
Residential operations	10,217	15,804	28,391	39,089

	$321,982	$319,875	$640,221	$656,292

CITYCENTER HOLDINGS, LLC

RECONCILIATION OF ADJUSTED EBITDA TO NET INCOME (LOSS)

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Adjusted EBITDA	$85,709	$77,709	$170,849	$172,767
Property transactions, net	(697)	(16,121)	158,992	(18,696)
Depreciation and amortization	(62,799)	(86,423)	(126,022)	(173,943)

Operating income	22,213	(24,835)	203,819	(19,872)

Non-operating income (expense):
Interest expense - other	(18,172)	(22,518)	(36,350)	(45,370)
Other, net	113	(4,435)	286	(6,748)

	(18,059)	(26,953)	(36,064)	(52,118)

Net income (loss)	$4,154	$(51,788)	$167,755	$(71,990)

CITYCENTER HOLDINGS, LLC

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED EBITDA

(In thousands)

(Unaudited)

Three Months Ended June 30, 2015

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$17,105	$—	$660	$45,273	$63,038
Vdara	211	—	—	7,827	8,038
Crystals	5,060	—	37	6,629	11,726
Mandarin Oriental	(1,550)	—	—	3,054	1,504

Resort operations	20,826	—	697	62,783	84,306
Residential operations	2,707	—	—	16	2,723
Development and administration	(1,320)	—	—	—	(1,320)

	$22,213	$—	$697	$62,799	$85,709

Three Months Ended June 30, 2014

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$(6,274)	$—	$3,016	$64,472	$61,214
Vdara	(3,283)	—	128	10,482	7,327
Crystals	4,430	—	126	6,646	11,202
Mandarin Oriental	(3,578)	—	44	4,710	1,176

Resort operations	(8,705)	—	3,314	86,310	80,919
Residential operations	2,084	—	—	113	2,197
Development and administration	(18,214)	—	12,807	—	(5,407)

	$(24,835)	$—	$16,121	$86,423	$77,709

CITYCENTER HOLDINGS, LLC

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED EBITDA

(In thousands)

(Unaudited)

Six Months Ended June 30, 2015

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$31,872	$—	$947	$90,979	$123,798
Vdara	16	—	—	15,662	15,678
Crystals	9,909	—	41	13,451	23,401
Mandarin Oriental	(2,957)	—	—	6,094	3,137

Resort operations	38,840	—	988	126,186	166,014
Residential operations	6,856	—	—	51	6,907
Development and administration	158,123	—	(159,980)	(215)	(2,072)

	$203,819	$—	$(158,992)	$126,022	$170,849

Six Months Ended June 30, 2014

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$1,282	$—	$4,323	$130,101	$135,706
Vdara	(6,234)	—	128	20,707	14,601
Crystals	8,663	—	205	13,388	22,256
Mandarin Oriental	(6,288)	—	44	9,429	3,185

Resort operations	(2,577)	—	4,700	173,625	175,748
Residential operations	4,691	—	1,114	318	6,123
Development and administration	(21,986)	—	12,882	—	(9,104)

	$(19,872)	$—	$18,696	$173,943	$172,767

CITYCENTER HOLDINGS, LLC

SUPPLEMENTAL DATA - HOTEL STATISTICS

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Aria
Occupancy%	94.8%	94.4%	92.3%	93.2%
ADR	$234	$217	$239	$223
REVPAR	$222	$205	$221	$208
Vdara
Occupancy%	95.8%	94.9%	93.5%	92.2%
ADR	$187	$175	$189	$180
REVPAR	$179	$166	$176	$166